Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

SANDY SPRING BANCORP REPORTS FIRST QUARTER EARNINGS OF $51.3 MILLION

OLNEY, MARYLAND, April 20, 2023 — Sandy Spring Bancorp, Inc. (Nasdaq-SASR), the parent company of Sandy Spring Bank, reported net income of $51.3 million ($1.14 per diluted common share) for the quarter ended March 31, 2023, compared to net income of $43.9 million ($0.96 per diluted common share) for the first quarter of 2022 and $34.0 million ($0.76 per diluted common share) for the fourth quarter of 2022.

Current quarter core earnings were $52.3 million ($1.16 per diluted common share), compared to $45.1 million ($0.99 per diluted common share) for the quarter ended March 31, 2022 and $35.3 million ($0.79 per diluted common share) for the quarter ended December 31, 2022. Core earnings exclude the after-tax impact of amortization of intangibles, investment securities gains or losses and non-recurring or extraordinary items. The current period driver in the growth of GAAP earnings and core earnings compared to the linked quarter and the prior year quarter was the credit to the provision for credit losses. The provision for credit losses for the current quarter was a credit of $21.5 million compared to a charge of $1.6 million for the first quarter of 2022 and a charge of $10.8 million for the fourth quarter of 2022. The current quarter's credit to the provision was primarily the result of the improvement in the forecasted regional unemployment rate coupled with the stable credit quality in the loan portfolio.

“Following the closures of Silicon Valley Bank and Signature Bank last month, our bankers did a tremendous job proactively reaching out to our clients, answering their questions and working together to find solutions to any concerns that arose,” said Daniel J. Schrider, Chair, President and Chief Executive Officer. “Our clients are loyal to our company and believe in the valuable service we provide in the Greater Washington region.”

“Given the challenging interest rate environment, recessionary pressures and the industry-wide disruption, our priorities for the balance of the year remain growing core funding, managing expenses and taking care of our clients,” Schrider added.

First Quarter Highlights

•Total assets at March 31, 2023 increased 2% to $14.1 billion compared to $13.8 billion at December 31, 2022. Total loan and deposit balances remained relatively flat compared to the prior quarter end.

•At March 31, 2023 total loans have remained relatively stable at $11.4 billion compared to December 31, 2022 as a result of reduced loan demand and lower payoff activity during the current quarter.

•Deposits increased 1% to $11.1 billion at March 31, 2023 compared to $11.0 billion at December 31, 2022. During the current quarter attrition in noninterest-bearing deposits was 12%, primarily in commercial checking accounts, while interest-bearing deposits grew 8% driven by the addition of brokered time deposits. Excluding the increase in brokered time deposits during the current quarter, total deposits declined 3%.

•Total borrowings in the current quarter increased by $130.8 million over amounts at December 31, 2022 as management bolstered on-balance sheet liquidity following the closures of Silicon Valley Bank and Signature Bank.

•Net interest income for the first quarter of 2023 declined $4.1 million or 4% compared to the first quarter of 2022. The growth in interest income of $45.3 million provided by loan growth was more than offset by the $49.5 million increase in interest expense for the comparative periods that resulted from the increase in rates paid on deposits and higher borrowing costs.

•For the first quarter of 2023, the net interest margin was 2.99% compared to 3.49% for the first quarter of 2022, and 3.26% for the fourth quarter of 2022. The erosion in net interest margin for the current quarter was due to higher rates paid on interest-bearing liabilities, which outpaced the increase in the yield on interest-earning assets. The overall rate and yield increases were driven by the multiple federal funds rate increases that occurred over the preceding twelve months coupled with competition for deposits in the market. During this period, the rate paid on interest-bearing liabilities rose 223 basis points, while the yield on interest-earning assets increased 98 basis points, resulting in the aforementioned margin compression of 50 basis points.

•The current quarter's provision for credit losses directly attributable to the funded loan portfolio was a credit of $18.9 million compared to the prior year quarter’s provision for credit losses of $1.6 million. In addition, the quarterly credit to the provision contained a credit of $2.6 million associated with the provision for unfunded loan commitments. The credit to the provision in the current quarter reflects the impact of the improvement in forecasted regional unemployment rate, management's consideration of existing economic versus historical conditions and the continued strong credit performance of our loan portfolio segments.

•The current quarter's non-interest income decreased by 23% or $4.6 million compared to the prior year quarter. The decrease represents the cumulative result of the impact of the interest rate and market environment on mortgage banking activities and wealth management income, the decline in insurance commission income as a result of the disposition of the Company's insurance business during the second quarter of 2022 and lower bank card income due to regulatory restrictions on transaction fees that became effective for the Company in the second quarter of 2022.

•Non-interest expense for the current quarter increased $4.2 million or 7% compared to the prior year quarter, driven primarily by increases in the FDIC insurance assessment, professional fees and services and other expenses.

•Return on average assets (“ROA”) for the quarter ended March 31, 2023 was 1.49% and return on average tangible common equity (“ROTCE”) was 19.10% compared to 1.42% and 16.45%, respectively, for the first quarter of 2022. On a non-GAAP basis, the current quarter's core ROA was 1.52% and core ROTCE was 19.11% compared to core ROA of 1.45% and core ROTCE of 16.45% for the first quarter of 2022.

•The GAAP efficiency ratio was 58.55% for the first quarter of 2023, compared to 50.92% for the first quarter of 2022, and 53.23% for the fourth quarter of 2022. The non-GAAP efficiency ratio was 56.87% for the first quarter of 2023 compared to 49.34% for the prior year quarter, and 51.46% for the fourth quarter of 2022. The increase in both the GAAP and non-GAAP efficiency ratios (reflecting a decrease in efficiency) in the current quarter compared to the previous quarter and the first quarter of the prior year was the result of declines in net revenue from the prior periods coupled with the growth in non-interest expense.

Customer Deposit Focus

Deposits amounted to $11.1 billion at March 31, 2023. Core deposits, which exclude brokered relationships, represented 88% of total deposits at the end of the current quarter as compared to 92% for the previous quarter, reflecting the stability of the core deposit base. Total insured deposits, including pass-through insured deposits, represented approximately 66% of total deposits at March 31, 2023. During the quarter, the availability of high yields in savings products and short-term debt securities coupled with expected seasonal run-off led to noninterest-bearing deposits declining 12%. The rotation into higher yielding accounts along with growth in brokered time deposits drove an 8% increase in interest-bearing deposits.. The Company mitigated deposit outflows by providing reciprocal deposit arrangements, which provide FDIC deposit insurance for accounts that would otherwise exceed deposit insurance limits.

At March 31, 2023, contingent liquidity amounted to $3.8 billion or 101% of the amount of uninsured deposits. This amount of contingent liquidity does not include any consideration of the held-to-maturity or the available-for-sale investment portfolios. With the inclusion of the total unpledged investment securities portfolio, in addition to $1.5 billion in available federal funds, this results in total coverage of 158% of uninsured deposits.

Balance Sheet and Credit Quality

Total assets grew 9% to $14.1 billion at March 31, 2023, as compared to $13.0 billion at March 31, 2022. During this period, total loans grew by 12% to $11.4 billion at March 31, 2023, compared to $10.1 billion at March 31, 2022. Total commercial loans, grew by $902.1 million or 12% during the past twelve months. The growth in the commercial portfolio occurred in most commercial portfolios led by the $779.2 million or 18% growth in the investor owned commercial real estate portfolio. Year-over-year the total residential mortgage loan portfolio grew 33%, as a greater number of conventional 1-4 family mortgage and ARM loans were retained to grow the portfolio. Reduced loan demand coupled with lower payoff activity during the current quarter resulted in minimal loan growth compared to the prior quarter.

Deposits increased 2% to $11.1 billion at March 31, 2023 compared to $10.9 billion at March 31, 2022. During the preceding twelve months, the increase in deposits occurred despite the 20% attrition in noninterest-bearing deposits, primarily in commercial checking accounts, as interest-bearing deposits, driven by brokered time deposits, grew 15%. Excluding the impact of the increase in brokered time deposits, total deposits declined 7%. Borrowings, primarily advances from the FHLB, have increased by $872.2 million in reaction to the loan growth over the previous year and, more recently, to provide greater on-balance sheet liquidity following the closures of Silicon Valley Bank and Signature Bank.

The tangible common equity ratio decreased to 8.40% of tangible assets at March 31, 2023, compared to 8.70% at March 31, 2022. This decrease reflects the impact of the $46.7 million increase in the accumulated other comprehensive loss on common equity as a result of the rising interest rate environment negatively affecting the fair values in the available-for-sale investment portfolio coupled with the 9% increase in total assets over the preceding twelve months. At March 31, 2023, the Company had a total risk-based capital ratio of 14.43%, a common equity tier 1 risk-based capital ratio of 10.53%, a tier 1 risk-based capital ratio of 10.53%, and a tier 1 leverage ratio of 9.44%. All of these ratios remain well in excess of the mandated minimum regulatory requirements.

Non-performing loans include non-accrual loans and accruing loans 90 days or more past due. Credit quality improved at March 31, 2023 compared to March 31, 2022, as the level of non-performing loans to total loans declined to 0.41% compared to 0.46%. These levels of non-performing loans compare to 0.35% for the prior quarter and continue to indicate stable credit quality during a period of significant loan growth and a degree of economic uncertainty. At March 31, 2023, non-performing loans totaled $47.2 million, compared to $46.3 million at March 31, 2022, and $39.4 million at December 31, 2022. Loans placed on non-accrual during the current quarter amounted to $19.7 million compared to $1.5 million for the prior year quarter and $5.5 million for the fourth quarter of 2022. During the current quarter, the Company successfully resolved several large non-accrual relationships for a total pay-off of $10.2 million, including a significant recovery of delinquent interest, without incurring any charge-offs. The growth in non-performing loans from the previous quarter reflects a large borrowing relationship within the custodial care sector with an aggregate balance of $14.6 million. This large relationship is collateral dependent and required a minimal individual reserve due to sufficient values of the underlying collateral. The Company realized net recoveries of $0.3 million for the first quarter of 2023, as compared to net charge-offs of $0.2 million for the first quarter of 2022 and $0.1 million in recoveries for the fourth quarter of 2022.

At March 31, 2023, the allowance for credit losses was $117.6 million or 1.03% of outstanding loans and 249% of non-performing loans, compared to $136.2 million or 1.20% of outstanding loans and 346% of non-performing loans at the end of the previous quarter and $110.6 million or 1.09% of outstanding loans and 239% of non-performing loans at the end of the first quarter of 2022. The decrease in the allowance for the current quarter compared to the previous quarter reflects the impact of the improvement in forecasted regional unemployment rate, management's consideration of existing economic versus historical conditions and the continued strong credit performance of our portfolio segments.

Income Statement Review

Quarterly Results

Net income was $51.3 million for the three months ended March 31, 2023 compared to net income of $43.9 million for the prior year quarter. The rise in the current quarter's earnings compared to the prior year quarter was the result of the current quarter's significant credit to the provision for credit losses compared to the prior year's charge to the provision. The impact of the credit to the provision more than offset the combined effect of lower net interest income and non-interest income and the rise in non-interest expense. During the comparative period, the impact on interest income from loan growth was more than offset by the increase in interest expense, the result of the increase in rates paid on deposits and higher borrowing costs. The decline in non-interest income was the result of the combination of lower mortgage banking income, a decline in wealth management income, reduced insurance commission income due to the impact of the sale of the Company's insurance business in the second quarter of 2022 and lower bank card fees resulting from the implementation of applicable regulations in the second half of 2022. Non-interest expense increased 7% compared to the prior year quarter, mainly due to increases in the FDIC insurance assessment, professional fees and services and other expenses. Current quarter core earnings were $52.3 million ($1.16 per diluted common share), compared to $45.1 million ($0.99 per diluted common share) for the quarter ended March 31, 2022 and $35.3 million ($0.79 per diluted common share) for the quarter ended December 31, 2022.

Net interest income decreased $4.1 million or 4% for the first quarter of 2023 compared to the first quarter of 2022. During the past twelve months, loan growth coupled with the rising interest rate environment was primarily responsible for a $45.3 million or 43% increase in interest income. This growth in interest income was fully offset by the $49.5 million growth in interest expense as funding costs have also risen in response to the rising rate environment and significant competition for deposits. Interest income growth occurred in all categories of commercial loans and, to a lesser degree, in residential mortgage loans, consumer loans and investment securities income. Interest expense grew due to the rising cost of interest-bearing deposits, primarily time and money market deposits, and the growth and cost of borrowings in the current year period compared to the same period of the prior year. The net interest margin for the current quarter was 2.99% compared to 3.49% for the first quarter of 2022, and 3.26% for the fourth quarter of 2022. The erosion in net interest margin for the current quarter was due to the higher rate paid on interest-bearing liabilities, which outpaced the increase in the yield on interest-earning assets. The overall rate and yield increases were driven by the multiple federal funds rate increases that occurred over the preceding twelve months coupled with competition for deposits in the market. During this period, while the yield on interest-earning assets increased 98 basis points, the rate paid on interest-bearing liabilities rose 223 basis points resulting in the aforementioned margin compression of 50 basis points.

The total provision for credit losses was a credit of $21.5 million for the first quarter of 2023 compared to a charge of $1.6 million for the first quarter of 2022 and $10.8 million for the previous quarter. The provision for credit losses directly attributable to the funded loan portfolio was $18.9 million for the current quarter compared to the prior year quarter’s provision for credit losses of $1.6 million and $7.9 million for the fourth quarter of 2022. The current quarter's credit to the provision reflects the impact of the improvement in forecasted regional unemployment rate, management's consideration of existing economic versus historical conditions and the continued strong credit performance of our loan portfolio segments.

For the first quarter of 2023, non-interest income decreased $4.6 million or 23% compared to the prior year quarter. The decline reflects the cumulative result of the decrease in income from mortgage banking activities reflecting the impact of the interest rate and market environment, lower wealth management income driven by market performance, the decline in insurance commission income as a result of the second quarter's disposition of the Company's insurance business, and reduced bank card income due to regulatory restrictions on fee recognition.

Non-interest expense increased $4.2 million or 7% for the first quarter of 2023, compared to the prior year quarter, driven primarily by increases in the FDIC insurance assessment, professional fees and services and other expenses. Compensation and benefits costs during the comparative period was $0.4 million lower driven by decreases in commission and incentive payments. Occupancy and equipment expense rose $0.4 million compared to the prior year quarter as a result of increased software amortization. Marketing and outside data services also increased during the comparative period.

For the first quarter of 2023, the GAAP efficiency ratio was 58.55% compared to 50.92% for the first quarter of 2022, and 53.23% for the fourth quarter of 2022. The GAAP efficiency ratio rose from the prior year quarter primarily the result of the 7% decrease in GAAP revenue in combination with the 7% increase in GAAP non-interest expense. The non-GAAP efficiency ratio was 56.87% for the current quarter as compared to 49.34% for the first quarter of 2022, and 51.46% for the fourth quarter of 2022. The increase in the non-GAAP efficiency ratio (reflecting a decrease in efficiency) from the first quarter of the prior year to the current year quarter was primarily the result of the 7% decline in non-GAAP revenue, driven chiefly by the decrease in non-GAAP non-interest income, and to a lesser degree, the decline in net interest income, while non-GAAP expenses rose 7%. ROA for the first quarter ended March 31, 2023 was 1.49% and ROTCE was 19.10% compared to 0.98% and 12.91%, respectively, for the fourth quarter of 2022. On a non-GAAP basis, the current quarter's core ROA was 1.52% and core ROTCE was 19.11% compared to core ROA of 1.02% and core ROTCE of 13.02% for the fourth quarter of 2022.

Explanation of Non-GAAP Financial Measures

This news release contains financial information and performance measures determined by methods other than in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company’s management believes that the supplemental non-GAAP information provides a better comparison of period-to-period operating performance. Additionally, the Company believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and, therefore, such information is useful to investors. Non-GAAP measures used in this release consist of the following:

•Tangible common equity and related measures are non-GAAP measures that exclude the impact of goodwill and other intangible assets.
•The non-GAAP efficiency ratio excludes amortization of intangible assets, investment securities gains/(losses) and contingent payment expense, and includes tax-equivalent income.
•Core earnings and the related measures of core earnings per diluted common share, core return on average assets and core return on average tangible common equity reflect net income exclusive of amortization of intangible assets, investment securities gains/(losses), and contingent payment expense, on a net of tax basis.
•Pre-tax pre-provision net income excludes income tax expense and the provision (credit) for credit losses.

These disclosures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Please refer to the non-GAAP Reconciliation tables included with this release for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.

Conference Call

The Company’s management will host a conference call to discuss its first quarter results today at 2:00 p.m. (ET). A live Webcast of the conference call is available through the Investor Relations section of the Sandy Spring Website at

www.sandyspringbank.com. Participants may call 1-833-470-1428. Please use the following access code: 929546. Visitors to the Website are advised to log on 10 minutes ahead of the scheduled start of the call. An internet-based replay will be available on the website until May 4, 2023. A replay of the teleconference will be available through the same time period by calling 1-866-813-9403 under conference call number 941985.

About Sandy Spring Bancorp, Inc.

Sandy Spring Bancorp, Inc., headquartered in Olney, Maryland, is the holding company for Sandy Spring Bank, a premier community bank in the Greater Washington, D.C. region. With over 50 locations, the bank offers a broad range of commercial and retail banking, mortgage, private banking, and trust services throughout Maryland, Virginia, and Washington, D.C. Through its subsidiaries, Rembert Pendleton Jackson and West Financial Services, Inc., Sandy Spring Bank also offers a comprehensive menu of wealth management services.

Category: Webcast
Source: Sandy Spring Bancorp, Inc.
Code: SASR-E

For additional information or questions, please contact:
Daniel J. Schrider, Chair, President & Chief Executive Officer, or
Philip J. Mantua, E.V.P. & Chief Financial Officer
Sandy Spring Bancorp
17801 Georgia Avenue
Olney, Maryland 20832
1-800-399-5919
Email: DSchrider@sandyspringbank.com
PMantua@sandyspringbank.com

Website: www.sandyspringbank.com
Media Contact:
Diane Deskins Hicks
240-608-3020
dhicks@sandyspringbank.com

Forward-Looking Statements

Sandy Spring Bancorp’s forward-looking statements are subject to significant risks and uncertainties that may cause actual results to differ materially from those in such statements. These risks and uncertainties include, but are not limited to, the risks identified in our quarterly and annual reports and the following: changes in general business and economic conditions nationally or in the markets that we serve; changes in consumer and business confidence, investor sentiment, or consumer spending or savings behavior; changes in the level of inflation; changes in the demand for loans, deposits and other financial services that we provide; the possibility that future credit losses may be higher than currently expected; the impact of the interest rate environment on our business, financial condition and results of operations; the impact of compliance with changes in laws, regulations and regulatory interpretations, including changes in income taxes; changes in credit ratings assigned to us or our subsidiaries; the ability to realize benefits and cost savings from, and limit any unexpected liabilities associated with, any business combinations; competitive pressures among financial services companies; the ability to attract, develop and retain qualified employees; our ability to maintain the security of our data processing and information technology systems; the impact of changes in accounting policies, including the introduction of new accounting standards; the impact of judicial or regulatory proceedings; the impact of fiscal and governmental policies of the United States federal government; the impact of health emergencies, epidemics or pandemics; the effects of climate change; and the impact of natural disasters, extreme weather events, military conflict, terrorism or other geopolitical events. Sandy Spring Bancorp provides greater detail regarding some of these factors in its Form 10-K for the year ended December 31, 2022, including in the Risk Factors section of that report, and in its other SEC reports. Sandy Spring Bancorp’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC, accessible on the SEC’s Web site at www.sec.gov.

Sandy Spring Bancorp, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS - UNAUDITED

	Three Months Ended March 31,		% Change
(Dollars in thousands, except per share data)	2023	2022
Results of operations:
Net interest income	$97,302	$101,451	(4)%
Provision/ (credit) for credit losses	(21,536)	1,635	N/M
Non-interest income	15,951	20,595	(23)
Non-interest expense	66,305	62,147	7
Income before income tax expense	68,484	58,264	18
Net income	51,253	43,935	17

Net income attributable to common shareholders	$51,084	$43,667	17
Pre-tax pre-provision net income (1)	$46,948	$59,899	(22)

Return on average assets	1.49%	1.42%
Return on average common equity	13.93%	11.83%
Return on average tangible common equity (1)	19.10%	16.45%
Net interest margin	2.99%	3.49%
Efficiency ratio - GAAP basis (2)	58.55%	50.92%
Efficiency ratio - Non-GAAP basis (2)	56.87%	49.34%

Per share data:
Basic net income per common share	$1.14	$0.97	18%
Diluted net income per common share	$1.14	$0.96	18
Weighted average diluted common shares	44,872,582	45,333,292	(1)
Dividends declared per share	$0.34	$0.34	—
Book value per common share	$34.37	$32.97	4
Tangible book value per common share (1)	$25.83	$24.23	7
Outstanding common shares	44,712,497	45,162,908	(1)

Financial condition at period-end:
Investment securities	$1,528,336	$1,586,441	(4)%
Loans	11,395,241	10,144,328	12
Assets	14,129,007	12,967,416	9
Deposits	11,075,991	10,852,794	2
Stockholders' equity	1,536,865	1,488,910	3

Capital ratios:
Tier 1 leverage (3)	9.44%	9.66%
Common equity tier 1 capital to risk-weighted assets (3)	10.53%	12.03%
Tier 1 capital to risk-weighted assets (3)	10.53%	12.03%
Total regulatory capital to risk-weighted assets (3)	14.43%	16.77%
Tangible common equity to tangible assets (4)	8.40%	8.70%
Average equity to average assets	10.70%	11.98%

Credit quality ratios:
Allowance for credit losses to loans	1.03%	1.09%
Non-performing loans to total loans	0.41%	0.46%
Non-performing assets to total assets	0.34%	0.37%
Allowance for credit losses to non-performing loans	248.93%	238.72%
Annualized net charge-offs/ (recoveries) to average loans (5)	(0.01)%	0.01%

(1)Represents a non-GAAP measure.
(2)The efficiency ratio - GAAP basis is non-interest expense divided by net interest income plus non-interest income from the Condensed Consolidated Statements of Income. The traditional efficiency ratio - Non-GAAP basis excludes intangible asset amortization and contingent payment expense from non-interest expense; and investment securities gains/ (losses) from non-interest income; and adds the tax-equivalent adjustment to net interest income. See the Reconciliation Table included with these Financial Highlights.
(3)Estimated ratio at March 31, 2023.
(4)The tangible common equity to tangible assets ratio is a non-GAAP ratio that divides assets excluding goodwill and other intangible assets into stockholders' equity after deducting goodwill and other intangible assets. See the Reconciliation Table included with these Financial Highlights.
(5)Calculation utilizes average loans, excluding residential mortgage loans held-for-sale.

Sandy Spring Bancorp, Inc. and Subsidiaries
RECONCILIATION TABLE - UNAUDITED (CONTINUED)
OPERATING EARNINGS - METRICS

	Three Months Ended March 31,
(Dollars in thousands)	2023	2022
Core earnings (non-GAAP):
Net income (GAAP)	$51,253	$43,935
Plus/ (less) non-GAAP adjustments (net of tax)(1):
Amortization of intangible assets	973	1,121
Investment securities gains	—	(6)
Contingent payment expense	27	—
Core earnings (Non-GAAP)	$52,253	$45,050

Core earnings per diluted common share (non-GAAP):
Weighted average common shares outstanding - diluted (GAAP)	44,872,582	45,333,292

Earnings per diluted common share (GAAP)	$1.14	$0.96
Core earnings per diluted common share (non-GAAP)	$1.16	$0.99

Core return on average assets (non-GAAP):
Average assets (GAAP)	$13,949,276	$12,576,089

Return on average assets (GAAP)	1.49%	1.42%
Core return on average assets (non-GAAP)	1.52%	1.45%

Return/ Core return on average tangible common equity (non-GAAP):
Net Income (GAAP)	$51,253	$43,935
Plus: Amortization of intangible assets (net of tax)	973	1,121
Net income before amortization of intangible assets	$52,226	$45,056

Average total stockholders' equity (GAAP)	$1,491,929	$1,506,516
Average goodwill	(363,436)	(370,223)
Average other intangible assets, net	(19,380)	(25,368)
Average tangible common equity (non-GAAP)	$1,109,113	$1,110,925

Return on average tangible common equity (non-GAAP)	19.10%	16.45%
Core return on average tangible common equity (non-GAAP)	19.11%	16.45%
(1) Tax adjustments have been determined using the combined marginal federal and state rate of 25.47% and 25.64% for 2023 and 2022, respectively.

Sandy Spring Bancorp, Inc. and Subsidiaries
RECONCILIATION TABLE - UNAUDITED

	Three Months Ended March 31,
(Dollars in thousands)	2023	2022
Pre-tax pre-provision net income:
Net income (GAAP)	$51,253	$43,935
Plus/ (less) non-GAAP adjustments:
Income tax expense	17,231	14,329
Provision/ (credit) for credit losses	(21,536)	1,635
Pre-tax pre-provision net income (non-GAAP)	$46,948	$59,899

Efficiency ratio (GAAP):
Non-interest expense	$66,305	$62,147

Net interest income plus non-interest income	$113,253	$122,046

Efficiency ratio (GAAP)	58.55%	50.92%

Efficiency ratio (Non-GAAP):
Non-interest expense	$66,305	$62,147
Less non-GAAP adjustments:
Amortization of intangible assets	1,306	1,508
Contingent payment expense	36	—
Non-interest expense - as adjusted	$64,963	$60,639

Net interest income plus non-interest income	$113,253	$122,046
Plus non-GAAP adjustment:
Tax-equivalent income	970	866
Less/ (plus) non-GAAP adjustment:
Investment securities gains	—	8
Net interest income plus non-interest income - as adjusted	$114,223	$122,904

Efficiency ratio (Non-GAAP)	56.87%	49.34%

Tangible common equity ratio:
Total stockholders' equity	$1,536,865	$1,488,910
Goodwill	(363,436)	(370,223)
Other intangible assets, net	(18,549)	(24,412)
Tangible common equity	$1,154,880	$1,094,275

Total assets	$14,129,007	$12,967,416
Goodwill	(363,436)	(370,223)
Other intangible assets, net	(18,549)	(24,412)
Tangible assets	$13,747,022	$12,572,781

Tangible common equity ratio	8.40%	8.70%

Outstanding common shares	44,712,497	45,162,908
Tangible book value per common share	$25.83	$24.23

Sandy Spring Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CONDITION - UNAUDITED

(Dollars in thousands)	March 31, 2023	December 31, 2022	March 31, 2022
Assets
Cash and due from banks	$92,771	$88,152	$96,074
Federal funds sold	240	193	370
Interest-bearing deposits with banks	402,704	103,887	456,382
Cash and cash equivalents	495,715	192,232	552,826
Residential mortgage loans held for sale (at fair value)	16,262	11,706	17,537
Investments held-to-maturity (fair values of $219,417, $220,123 and $275,834 at March 31, 2023, December 31, 2022 and March 31, 2022, respectively)	254,219	259,452	285,339
Investments available-for-sale (at fair value)	1,195,728	1,214,538	1,259,945
Other investments, at cost	78,389	69,218	41,157
Total loans	11,395,241	11,396,706	10,144,328
Less: allowance for credit losses - loans	(117,613)	(136,242)	(110,588)
Net loans	11,277,628	11,260,464	10,033,740
Premises and equipment, net	69,227	67,070	61,434
Other real estate owned	645	645	1,034
Accrued interest receivable	42,232	41,172	33,528
Goodwill	363,436	363,436	370,223
Other intangible assets, net	18,549	19,855	24,412
Other assets	316,977	333,331	286,241
Total assets	$14,129,007	$13,833,119	$12,967,416

Liabilities
Noninterest-bearing deposits	$3,228,678	$3,673,300	$4,039,797
Interest-bearing deposits	7,847,313	7,280,121	6,812,997
Total deposits	11,075,991	10,953,421	10,852,794
Securities sold under retail repurchase agreements and federal funds purchased	252,627	321,967	130,784
Advances from FHLB	750,000	550,000	—
Subordinated debt	370,354	370,205	370,002
Total borrowings	1,372,981	1,242,172	500,786
Accrued interest payable and other liabilities	143,170	153,758	124,926
Total liabilities	12,592,142	12,349,351	11,478,506

Stockholders' equity
Common stock -- par value $1.00; shares authorized 100,000,000; shares issued and outstanding 44,712,497, 44,657,054 and 45,162,908 at March 31, 2023, December 31, 2022 and March 31, 2022, respectively	44,712	44,657	45,163
Additional paid in capital	735,509	734,273	752,671
Retained earnings	872,635	836,789	760,347
Accumulated other comprehensive loss	(115,991)	(131,951)	(69,271)
Total stockholders' equity	1,536,865	1,483,768	1,488,910
Total liabilities and stockholders' equity	$14,129,007	$13,833,119	$12,967,416

Sandy Spring Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Three Months Ended March 31,
(Dollars in thousands, except per share data)	2023	2022
Interest income:
Interest and fees on loans	$139,727	$99,494
Interest on loans held for sale	152	198
Interest on deposits with banks	2,686	113
Interest and dividend income on investment securities:
Taxable	7,008	4,107
Tax-advantaged	1,770	2,124
Interest on federal funds sold	4	—
Total interest income	151,347	106,036
Interest Expense:
Interest on deposits	40,788	2,293
Interest on retail repurchase agreements and federal funds purchased	2,104	54
Interest on advances from FHLB	7,207	—
Interest on subordinated debt	3,946	2,238
Total interest expense	54,045	4,585
Net interest income	97,302	101,451
Provision/ (credit) for credit losses	(21,536)	1,635
Net interest income after provision/ (credit) for credit losses	118,838	99,816
Non-interest income:
Investment securities gains	—	8
Service charges on deposit accounts	2,388	2,326
Mortgage banking activities	1,245	2,298
Wealth management income	8,992	9,337
Insurance agency commissions	—	2,115
Income from bank owned life insurance	907	795
Bank card fees	418	1,668
Other income	2,001	2,048
Total non-interest income	15,951	20,595
Non-interest expense:
Salaries and employee benefits	38,926	39,373
Occupancy expense of premises	4,847	5,034
Equipment expenses	4,117	3,536
Marketing	1,543	1,193
Outside data services	2,514	2,419
FDIC insurance	2,138	984
Amortization of intangible assets	1,306	1,508
Professional fees and services	3,684	2,017
Other expenses	7,230	6,083
Total non-interest expense	66,305	62,147
Income before income tax expense	68,484	58,264
Income tax expense	17,231	14,329
Net income	$51,253	$43,935

Net income per share amounts:
Basic net income per common share	$1.14	$0.97
Diluted net income per common share	$1.14	$0.96
Dividends declared per share	$0.34	$0.34

Sandy Spring Bancorp, Inc. and Subsidiaries
HISTORICAL TRENDS - QUARTERLY FINANCIAL DATA - UNAUDITED

	2023	2022
(Dollars in thousands, except per share data)	Q1	Q4	Q3	Q2	Q1
Profitability for the quarter:
Tax-equivalent interest income	$152,317	$146,332	$131,373	$114,901	$106,902
Interest expense	54,045	38,657	17,462	7,959	4,585
Tax-equivalent net interest income	98,272	107,675	113,911	106,942	102,317
Tax-equivalent adjustment	970	1,032	951	992	866
Provision/ (credit) for credit losses	(21,536)	10,801	18,890	3,046	1,635
Non-interest income	15,951	14,297	16,882	35,245	20,595
Non-interest expense	66,305	64,375	65,780	64,991	62,147
Income before income tax expense	68,484	45,764	45,172	73,158	58,264
Income tax expense	17,231	11,784	11,588	18,358	14,329
Net income	$51,253	$33,980	$33,584	$54,800	$43,935
GAAP financial performance:
Return on average assets	1.49%	0.98%	0.99%	1.69%	1.42%
Return on average common equity	13.93%	9.23%	8.96%	14.97%	11.83%
Return on average tangible common equity	19.10%	12.91%	12.49%	20.83%	16.45%
Net interest margin	2.99%	3.26%	3.53%	3.49%	3.49%
Efficiency ratio - GAAP basis	58.55%	53.23%	50.66%	46.03%	50.92%
Non-GAAP financial performance:
Pre-tax pre-provision net income	$46,948	$56,565	$64,062	$76,204	$59,899
Core after-tax earnings	$52,253	$35,322	$35,695	$44,238	$45,050
Core return on average assets	1.52%	1.02%	1.05%	1.37%	1.45%
Core return on average common equity	14.20%	9.60%	9.53%	12.09%	12.13%
Core return on average tangible common equity	19.11%	13.02%	12.86%	16.49%	16.45%
Core earnings per diluted common share	$1.16	$0.79	$0.80	$0.98	$0.99
Efficiency ratio - Non-GAAP basis	56.87%	51.46%	48.18%	49.79%	49.34%
Per share data:
Net income attributable to common shareholders	$51,084	$33,866	$33,470	$54,606	$43,667
Basic net income per common share	$1.14	$0.76	$0.75	$1.21	$0.97
Diluted net income per common share	$1.14	$0.76	$0.75	$1.21	$0.96
Weighted average diluted common shares	44,872,582	44,828,827	44,780,560	45,111,693	45,333,292
Dividends declared per share	$0.34	$0.34	$0.34	$0.34	$0.34
Non-interest income:
Securities gains/ (losses)	$—	$(393)	$2	$38	$8
Gain/ (loss) on disposal of assets	—	—	(183)	16,699	—
Service charges on deposit accounts	2,388	2,419	2,591	2,467	2,326
Mortgage banking activities	1,245	783	1,566	1,483	2,298
Wealth management income	8,992	8,472	8,867	9,098	9,337
Insurance agency commissions	—	—	—	812	2,115
Income from bank owned life insurance	907	950	693	703	795
Bank card fees	418	463	438	1,810	1,668
Other income	2,001	1,603	2,908	2,135	2,048
Total non-interest income	$15,951	$14,297	$16,882	$35,245	$20,595
Non-interest expense:
Salaries and employee benefits	$38,926	$39,455	$40,126	$39,550	$39,373
Occupancy expense of premises	4,847	4,728	4,759	4,734	5,034
Equipment expenses	4,117	3,859	3,825	3,559	3,536
Marketing	1,543	1,354	1,370	1,280	1,193
Outside data services	2,514	2,707	2,509	2,564	2,419
FDIC insurance	2,138	1,462	1,268	1,078	984
Amortization of intangible assets	1,306	1,408	1,432	1,466	1,508
Merger, acquisition and disposal expense	—	—	1	1,067	—
Professional fees and services	3,684	2,573	2,207	2,372	2,017
Other expenses	7,230	6,829	8,283	7,321	6,083
Total non-interest expense	$66,305	$64,375	$65,780	$64,991	$62,147

Sandy Spring Bancorp, Inc. and Subsidiaries
HISTORICAL TRENDS - QUARTERLY FINANCIAL DATA - UNAUDITED

	2023	2022
(Dollars in thousands, except per share data)	Q1	Q4	Q3	Q2	Q1
Balance sheets at quarter end:
Commercial investor real estate loans	$5,167,456	$5,130,094	$5,066,843	$4,761,658	$4,388,275
Commercial owner-occupied real estate loans	1,769,928	1,775,037	1,743,724	1,767,326	1,692,253
Commercial AD&C loans	1,046,665	1,090,028	1,143,783	1,094,528	1,089,331
Commercial business loans	1,437,478	1,455,885	1,393,634	1,353,380	1,349,602
Residential mortgage loans	1,328,524	1,287,933	1,218,552	1,147,577	1,000,697
Residential construction loans	223,456	224,772	229,243	235,486	204,259
Consumer loans	421,734	432,957	423,034	426,335	419,911
Total loans	11,395,241	11,396,706	11,218,813	10,786,290	10,144,328
Allowance for credit losses - loans	(117,613)	(136,242)	(128,268)	(113,670)	(110,588)
Loans held for sale	16,262	11,706	11,469	23,610	17,537
Investment securities	1,528,336	1,543,208	1,587,279	1,595,424	1,586,441
Total assets	14,129,007	13,833,119	13,765,597	13,303,009	12,967,416
Noninterest-bearing demand deposits	3,228,678	3,673,300	3,993,480	4,129,440	4,039,797
Total deposits	11,075,991	10,953,421	10,749,486	10,969,461	10,852,794
Customer repurchase agreements	47,627	61,967	91,287	110,744	130,784
Total stockholders' equity	1,536,865	1,483,768	1,451,862	1,477,169	1,488,910
Quarterly average balance sheets:
Commercial investor real estate loans	$5,136,204	$5,082,697	$4,898,683	$4,512,937	$4,220,246
Commercial owner-occupied real estate loans	1,769,680	1,753,351	1,755,891	1,727,325	1,683,557
Commercial AD&C loans	1,082,791	1,136,780	1,115,531	1,096,369	1,102,660
Commercial business loans	1,444,588	1,373,565	1,327,218	1,334,350	1,372,755
Residential mortgage loans	1,307,761	1,251,829	1,177,664	1,070,836	964,056
Residential construction loans	223,313	231,318	235,123	221,031	197,366
Consumer loans	424,122	426,134	422,963	421,022	424,859
Total loans	11,388,459	11,255,674	10,933,073	10,383,870	9,965,499
Loans held for sale	8,324	10,901	15,211	12,744	17,594
Investment securities	1,679,593	1,717,455	1,734,036	1,686,181	1,617,615
Interest-earning assets	13,316,165	13,134,234	12,833,758	12,283,834	11,859,803
Total assets	13,949,276	13,769,472	13,521,595	12,991,692	12,576,089
Noninterest-bearing demand deposits	3,480,433	3,833,275	3,995,702	4,001,762	3,758,732
Total deposits	11,049,991	11,025,843	10,740,999	10,829,221	10,542,029
Customer repurchase agreements	60,626	74,797	104,742	122,728	131,487
Total interest-bearing liabilities	8,806,720	8,310,278	7,892,230	7,377,045	7,163,641
Total stockholders' equity	1,491,929	1,460,254	1,486,427	1,468,036	1,506,516
Financial measures:
Average equity to average assets	10.70%	10.61%	10.99%	11.30%	11.98%
Average investment securities to average earning assets	12.61%	13.08%	13.51%	13.73%	13.64%
Average loans to average earning assets	85.52%	85.70%	85.19%	84.53%	84.03%
Loans to assets	80.65%	82.39%	81.50%	81.08%	78.23%
Loans to deposits	102.88%	104.05%	104.37%	98.33%	93.47%
Assets under management	$5,477,560	$5,255,306	$4,969,092	$5,171,321	$5,793,787
Capital measures:
Tier 1 leverage (1)	9.44%	9.33%	9.33%	9.53%	9.66%
Common equity tier 1 capital to risk-weighted assets (1)	10.53%	10.23%	10.18%	10.42%	10.78%
Tier 1 capital to risk-weighted assets (1)	10.53%	10.23%	10.18%	10.42%	10.78%
Total regulatory capital to risk-weighted assets (1)	14.43%	14.20%	14.15%	14.46%	15.02%
Book value per common share	$34.37	$33.23	$32.52	$33.10	$32.97
Outstanding common shares	44,712,497	44,657,054	44,644,269	44,629,697	45,162,908
(1) Estimated ratio at March 31, 2023.

Sandy Spring Bancorp, Inc. and Subsidiaries
LOAN PORTFOLIO QUALITY DETAIL - UNAUDITED

	2023	2022
(Dollars in thousands)	March 31,	December 31,	September 30,	June 30,	March 31,
Non-performing assets:
Loans 90 days past due:
Commercial real estate:
Commercial investor real estate	$215	$—	$—	$—	$—
Commercial owner-occupied real estate	—	—	—	—	—
Commercial AD&C	—	—	—	—	—
Commercial business	3,002	1,002	1,966	—	—
Residential real estate:
Residential mortgage	352	—	167	353	296
Residential construction	—	—	—	—	—
Consumer	—	—	34	—	—
Total loans 90 days past due	3,569	1,002	2,167	353	296
Non-accrual loans:
Commercial real estate:
Commercial investor real estate	15,451	9,943	14,038	11,245	11,743
Commercial owner-occupied real estate	4,949	5,019	6,294	7,869	8,083
Commercial AD&C	—	—	—	1,353	1,081
Commercial business	9,443	7,322	7,198	7,542	8,357
Residential real estate:
Residential mortgage	8,935	7,439	7,514	7,305	8,148
Residential construction	—	—	—	1	51
Consumer	4,900	5,059	5,173	5,692	6,406
Total non-accrual loans	43,678	34,782	40,217	41,007	43,869
Total restructured loans - accruing (1)	—	3,575	2,077	2,119	2,161
Total non-performing loans	47,247	39,359	44,461	43,479	46,326
Other assets and other real estate owned (OREO)	645	645	739	739	1,034
Total non-performing assets	$47,892	$40,004	$45,200	$44,218	$47,360

	For the Quarter Ended,
(Dollars in thousands)	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Analysis of non-accrual loan activity:
Balance at beginning of period	$34,782	$40,217	$41,007	$43,869	$46,086
Non-accrual balances transferred to OREO	—	—	—	—	—
Non-accrual balances charged-off	(126)	(22)	(197)	(376)	(265)
Net payments or draws	(10,212)	(9,535)	(3,509)	(3,234)	(2,787)
Loans placed on non-accrual	19,714	5,467	4,212	948	1,503
Non-accrual loans brought current	(480)	(1,345)	(1,296)	(200)	(668)
Balance at end of period	$43,678	$34,782	$40,217	$41,007	$43,869

Analysis of allowance for credit losses - loans:
Balance at beginning of period	$136,242	$128,268	$113,670	$110,588	$109,145
Provision/ (credit) for credit losses - loans	(18,945)	7,907	14,092	3,046	1,635
Less loans charged-off, net of recoveries:
Commercial real estate:
Commercial investor real estate	(5)	(1)	—	(300)	(19)
Commercial owner-occupied real estate	(26)	(27)	(10)	(12)	—
Commercial AD&C	—	—	—	—	—
Commercial business	(127)	(13)	(512)	331	111
Residential real estate:
Residential mortgage	21	(50)	(8)	(9)	120
Residential construction	—	—	(3)	(5)	—
Consumer	(179)	24	27	(41)	(20)
Net charge-offs/ (recoveries)	(316)	(67)	(506)	(36)	192
Balance at the end of period	$117,613	$136,242	$128,268	$113,670	$110,588

Asset quality ratios:
Non-performing loans to total loans	0.41%	0.35%	0.40%	0.40%	0.46%
Non-performing assets to total assets	0.34%	0.29%	0.33%	0.33%	0.37%
Allowance for credit losses to loans	1.03%	1.20%	1.14%	1.05%	1.09%
Allowance for credit losses to non-performing loans	248.93%	346.15%	288.50%	261.44%	238.72%
Annualized net charge-offs/ (recoveries) to average loans	(0.01)%	—%	(0.02)%	—%	0.01%
(1) Effective January 1, 2023, the Company adopted ASU 2022-02, which eliminated the accounting and recognition of troubled debt restructurings ("TDRs").

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES - UNAUDITED

	Three Months Ended March 31,
	2023			2022
(Dollars in thousands and tax-equivalent)	Average Balances	Interest (1)	Annualized Average Yield/Rate	Average Balances	Interest (1)	Annualized Average Yield/Rate
Assets
Commercial investor real estate loans	$5,136,204	$57,801	4.56%	$4,220,246	$41,634	4.00%
Commercial owner-occupied real estate loans	1,769,680	19,598	4.49	1,683,557	18,432	4.44
Commercial AD&C loans	1,082,791	19,839	7.43	1,102,660	10,593	3.90
Commercial business loans	1,444,588	22,200	6.23	1,372,755	16,354	4.83
Total commercial loans	9,433,263	119,438	5.13	8,379,218	87,013	4.21
Residential mortgage loans	1,307,761	11,418	3.49	964,056	7,774	3.23
Residential construction loans	223,313	1,814	3.29	197,366	1,557	3.20
Consumer loans	424,122	7,587	7.25	424,859	3,589	3.43
Total residential and consumer loans	1,955,196	20,819	4.29	1,586,281	12,920	3.28
Total loans (2)	11,388,459	140,257	4.99	9,965,499	99,933	4.06
Loans held for sale	8,324	152	7.29	17,594	198	4.50
Taxable securities	1,297,769	7,008	2.16	1,165,041	4,107	1.41
Tax-advantaged securities	381,824	2,210	2.32	452,574	2,551	2.26
Total investment securities (3)	1,679,593	9,218	2.20	1,617,615	6,658	1.65
Interest-bearing deposits with banks	239,459	2,686	4.55	258,273	113	0.18
Federal funds sold	330	4	4.69	822	—	0.21
Total interest-earning assets	13,316,165	152,317	4.63	11,859,803	106,902	3.65

Less: allowance for credit losses - loans	(136,899)			(109,933)
Cash and due from banks	95,057			66,466
Premises and equipment, net	67,696			61,036
Other assets	607,257			698,717
Total assets	$13,949,276			$12,576,089

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$1,381,858	$2,630	0.77%	$1,501,658	$158	0.04%
Regular savings deposits	505,364	363	0.29	546,893	19	0.01
Money market savings deposits	3,299,794	21,338	2.62	3,426,817	625	0.07
Time deposits	2,382,542	16,457	2.80	1,307,929	1,491	0.46
Total interest-bearing deposits	7,569,558	40,788	2.19	6,783,297	2,293	0.14
Federal funds purchased	171,222	2,083	4.93	45,444	15	0.13
Repurchase agreements	60,626	21	0.14	131,487	39	0.12
Advances from FHLB	635,056	7,207	4.60	—	—	—
Subordinated debt	370,258	3,946	4.26	203,413	2,238	4.40
Total borrowings	1,237,162	13,257	4.35	380,344	2,292	2.44
Total interest-bearing liabilities	8,806,720	54,045	2.49	7,163,641	4,585	0.26

Noninterest-bearing demand deposits	3,480,433			3,758,732
Other liabilities	170,194			147,200
Stockholders' equity	1,491,929			1,506,516
Total liabilities and stockholders' equity	$13,949,276			$12,576,089

Tax-equivalent net interest income and spread		$98,272	2.14%		$102,317	3.39%
Less: tax-equivalent adjustment		970			866
Net interest income		$97,302			$101,451

Interest income/earning assets			4.63%			3.65%
Interest expense/earning assets			1.64			0.16
Net interest margin			2.99%			3.49%
(1)Tax-equivalent income has been adjusted using the combined marginal federal and state rate of 25.47% and 25.64% for 2023 and 2022, respectively. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $1.0 million and $0.9 million in 2023 and 2022, respectively.
(2)Non-accrual loans are included in the average balances.
(3)Available-for-sale investments are presented at amortized cost.